24 January 2014

Zouvas Law Group, P.C.

2368 Second Avenue, 2nd Floor

San Diego, CA 92101

For the Attention of: Angela M. Fontanini

Dear Madam

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Registration Statement on Form S-1 of Lot78, Inc., our report dated December 13, 2013, relating to the financial statements of Anio Limited as of and for the fiscal year ended September 30, 2012. We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 Amendment #1 of our report dated January 20, 2014 with respect to the audited consolidated financial statements of Lot78, Inc. for the year ended September 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 24, 2014, except for note 14

which is dated January 24, 2014